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                                                                 EXHIBIT 99.492

          COMMENTS ON FERC NOPR ON REGIONAL TRANSMISSION ORGANIZATIONS
           PREPARED FOR THE CALIFORNIA POWER EXCHANGE BY PEROT SYSTEMS


Our comments on FERC RTO NOPR are summarized below. We believe that CalPX should include all these comments in its response to the NOPR as they are necessary to serve the interests of California Power Exchange (CalPX). Should CalPX request, we could expand on each of the following items.

COMMENT 1: FERC FINAL RULE SHOULD EXPLICITLY EXCLUDE RTOS FROM ENGAGING IN ENERGY TRADING IN FUTURES AND FORWARD MARKETS AND REQUIRE THE RTOS NOT TO CREATE TRADES AMONG ENERGY TRADERS IN THESE SAME MARKETS.

All RTOs, regardless of their format (ISO, etc.), must be explicitly barred from engaging in energy trading in futures and forward markets. Such an outcome does not preclude RTOs from conducting transmission auctions (congestion management) or ancillary services (A/S) trading as a last resort in forward markets. Furthermore, RTO should be the entity to perform real-time imbalance energy trading. This ruling will be strictly in line with all FERC stated goals for creation of RTOs including:

     o Will ensure that a market solution will truly emerge in future energy markets rather than a central monopoly running the energy trading;

     o    Meets all FERC requirements for RTOs as delineated in the NOPR; and

     o Addresses FERC stated interest to bridge the gap with state regulators since it addresses all the state concerns on formation of RTOs including:

          o    Reduces the cost of creating an RTO (Page 106):
               Developing/deploying computational methodologies and systems to conduct energy trading are among the most expensive elements of an RTO;

          o Allows the RTO's to meet the needs of all energy markets with or without retail competition (Page 107);

          o Ensures that the RTO remains focused on reliability of transmission operation (Page 107);

          o Ensures that RTO would not result in selling of cheap energy across state boundaries (Page 108);

          o    Ensures RTO's strict independence from market participants (Page
               110); and

          o    Makes boundaries of an RTO a non issue for the states (Page 111).

COMMENT 2: FERC FINAL RULE SHOULD EXPLICITLY REQUIRE THE FORMATION OF AT LEAST A SINGLE MANDATED POWER EXCHANGE INDEPENDENT FROM THE RTO TO PERFORM ENERGY TRADING, TRANSMISSION TRADING AND ANCILLARY SERVICES TRADING IN FORWARD MARKETS.

It is essential to create a mandated energy exchange for either wholesale or retail trading of energy in the forward markets in final rule to ensure that:

          o    Both pool and bilateral markets to efficiently coexist;


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          o    All market participants, regardless of their size and market power, have a channel to the competitive market;

          o    Market power of bilateral traders are mitigated;

          o    Short-term and long-term energy prices are transparent; and

          o Reliability concerns if the RTO are separated from economic concerns of the market.

COMMENT 3: FERC FINAL RULE SHOULD FACILITATE RTOS THAT ARE GEOGRAPHICALLY AS LARGE AS POSSIBLE.

A large RTO would maximize market efficiency and operational reliability in a large service territory. Furthermore, and perhaps more importantly, an RTO that covers the largest possible service territory would create a coherent set of transmission and reliability related market rules across that large territory; hence, least number of inconsistent market rules across North America for the energy traders to cope with. Finally, a very large RTO would ensure an optimum transmission expansion plan reducing the "uplift" cost to all participants and ensuring the efficiency of the energy market.

COMMENT 4: FERC FINAL RULE SHOULD EXPLICITLY REQUIRE RTOS TO ALSO BECOME CONTROL AREA OPERATORS OR ESTABLISH A SINGLE CONTROL AREA OPERATOR IN THE RTO'S TERRITORY.

Even if control area operators worked based on exactly the same rules, existence of multiple control area operators would increase the cost of running the energy market by forcing energy traders to add resources to deal with multiple control areas. In reality, mainly for historical reasons, different control areas will have different and sometimes contradicting operating rules. Hence, the presence of multiple control areas would substantially increase the operating cost of energy traders by necessitating that they retain extensive resources to deal with several control area operators with different operating rules.

COMMENT 5: FERC FINAL RULE SHOULD EXPLICITLY REQUIRE RTOS AND ISOS TO BE THE SAME ENTITY.

While there are no obvious reasons to separate the RTO and the ISO in the same service territory, it is obvious that separating them would increase the cost of running the energy market due to:

     o Increasing the resource requirements for energy traders to interact with multiple "reliability" bodies;

     o    Duplicating of identical functions in the RTO and ISO; and

     o Regulatory and legal cost of keeping the RTO and ISO to function harmoniously.

COMMENT 6: FERC FINAL RULE SHOULD EXPLICITLY REQUIRE RTOS TO ESTABLISH PERFORMANCE STANDARDS FOR TRANSMISSION SYSTEM UNDER THEIR CONTROL.


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Performance standards for transmission system operation are known to improve transmission system availability and, as a result, increased available transmission capacity (ATC). This in turn would increase the efficiency of energy market by:

     o Allowing low cost resources to be available to all market participants; and

     o Mitigating market power in transmission constrained areas by reducing the instances of transmission congestion.

COMMENT 7: FERC FINAL RULE SHOULD EXPLICITLY REQUIRE RTOS TO ONLY PROVIDE FINANCIAL, RATHER THAN PHYSICAL, TRANSMISSION RIGHTS TO ENERGY TRADERS.

Financial transmission rights provide their holders with all the benefits that they need to deal with transmission congestion management and certainty in their transmission costs. Physical transmission rights have been and will be used to constrain free flow of energy between different parts of the transmission grid and create gaming opportunities for those who hold such physical rights.

COMMENT 8: FERC FINAL RULE SHOULD EXPLICITLY REQUIRE RTOS TO BECOME RESPONSIBLE FOR TRANSMISSION PLANNING AND HAVE ENFORCEMENT RIGHTS TO REALIZE SUCH TRANSMISSION PLANS. FURTHERMORE, FERC FINAL RULE SHOULD ESTABLISH A HIGHER ROE FOR ENTITIES THAT PLACE THEIR TRANSMISSION CAPACITY UNDER ROE CONTROL.

Both these measures will improve ATC and, hence, increase the efficiency of the energy market by:

     o Allowing low cost resources to be available to all market participants; and

     o Mitigating market power in transmission constrained areas by reducing the instances of transmission congestion.

COMMENT 9: FERC SHOULD ACCELERATE THE FORMATION OF RTOS TO THE EXTENT POSSIBLE.

COMMENT 10: THE FINAL FERC FINAL RULE SHOULD EXPLICITLY REQUIRE RTOS TO BE A NON-PROFIT OR NOT-FOR-PROFIT ORGANIZATION FOR THE FORESEEABLE FUTURE.

Given the role that an RTO plays in the energy market, a non-profit RTO would ensure a faster and smoother transition to open and competitive markets.

COMMENT 11: FERC FINAL RULE SHOULD EXPLICITLY REQUIRE RTOS TO USE POWER FLOW (OR DISTANCE-BASED) PRICING TO ALLOCATE THEIR TOTAL TRANSMISSION REVENUE REQUIREMENTS AMONG ENERGY TRADERS. ENERGY TRADER SHOULD THEN BE REQUIRED TO USE A NON-PANCAKED (E.G., "LICENSE PLATE") APPROACH WHEN COLLECTING THEIR SHARE OF THE TRANSMISSION REVENUE REQUIREMENT FROM THEIR PARTICIPANTS.

Power flow based transmission rates are non-pancaked rates that help with efficient use of the existing transmission capacity. They are expected to reduce the transmission access fee for the CalPX (may not want to mention this).


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COMMENT 12: FERC FINAL RULE SHOULD EXPLICITLY REQUIRE RTOS TO SHARE DISPATCH
INFORMATION WITH ENERGY TRADERS WHO REPRESENT THE DISPATCHED RESOURCES.








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